UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2006

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Wornick Company (the “Company”) announced that Jon Geisler, Chief Operating Officer of The Wornick Company, has resigned, effective May 1, 2006. Mr. Geisler had served as the senior executive responsible for the Company’s food processing and assembly operations, procurement, logistics, quality and engineering.

Ted Samotis, who has served as the Vice President of Supply Chain will assume the expanded role of Senior Vice President of Operations and Supply Chain and will oversee the combined processing and assembly operations, procurement, quality and engineering.

Mr. Samotis, age 38, joined the Company in February, 2005. Prior to joining the Company, he was a Vice President with Stegner Foods located in Cincinnati, OH and also served as Chief Operating Officer with Ceraln Incorporated, located in Williamsport, PA in 2002. He also held progressively increasing executive positions within Chesapeake Corporation from 1997 – 2002. Mr. Samotis served as an infantry office in the U.S. Army, receiving his commission after graduating with a Bachelor of Science degree from the United States Military Academy at West Point.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer and Treasurer

Dated: May 2, 2006